Exhibit 99.6

Sibanye Gold Limited, trading as Sibanye-Stillwater (Incorporated in the Republic of South Africa) (Registration number: 2002/031431/06) JSE share code: SGL ISIN: ZAE000173951 (“SGL”, the “Company” or the “Group”) FORM OF PROXY FOR USE BY CERTIFICATED SGL SHAREHOLDERS AND OWN-NAME DEMATERIALISED SGL SHAREHOLDERS AT THE SCHEME MEETING OF SGL TO BE HELD AT SGL ACADEMY, RIETKLOOF 349, GLENHARVIE, 1786, SOUTH AFRICA, AT 09:00 SOUTH AFRICAN TIME (02:00 NEW YORK TIME) ON THURSDAY, 23 JANUARY 2020 Certificated SGL Shareholders or Dematerialised SGL Shareholders with “own-name” registration, and who are entitled to attend, vote and speak at the Scheme Meeting, are entitled to appoint one or more proxies to attend, speak and vote in their stead. A proxy need not be an SGL Shareholder and shall be entitled to vote on a show of hands or poll. SGL Shareholders who have Dematerialised their SGL Shares, other than own-name Dematerialised SGL Shareholders, with a Central Securities Depository Participant (CSDP) or Broker should advise their CSDP or Broker as to what action they wish to take. This must be done in terms of the agreement entered into between them and their CSDP or Broker. SGL Shareholders, other than own name Dematerialised SGL Shareholders who have Dematerialised their SGL Shares must not return this form of proxy to the Transfer Secretaries or deliver it to the chairman of the Scheme Meeting. Their instructions must be sent to their CSDP or Broker for action. Foreign Shareholders should refer to paragraphs 6.5.15 to 6.5.18 of this Circular for further details concerning the Scheme. The availability of and implications of the Scheme may be affected by the laws of the relevant jurisdiction of a Foreign Shareholder. It is the responsibility of Foreign Shareholders to satisfy themselves as to the full observance of all applicable legal requirements of such jurisdiction in connection with the Scheme, including the obtaining of any governmental, exchange control or other consents, the making of any filings which may be required, the compliance with other necessary formalities and the payment of any issue, transfer or other taxes or other requisite payments due in such jurisdiction. Foreign Shareholders who are uncertain as to what action to take should consult their CSDP, Broker, legal adviser, accountant, banker, other financial intermediary or other professional adviser. I/We (Full name in block letters) of (address) Telephone number Cellphone number Email address being the holder/s of 1. SGL Shares in the issued share capital of the Company hereby appoint: or failing him/her, 2. or failing him/her, 3. the chairman of the Scheme Meeting. as my/our proxy to attend, speak on my/our behalf at the Scheme Meeting to be held at SGL Academy, Rietkloof 349, Glenharvie, 1786, South Africa, at 09:00 South African time (02:00 New York time) on Thursday, 23 January 2020 and at any adjournment thereof, and to vote or to abstain from voting on my/our behalf on the resolutions in respect of the SGL Shares registered in my/our name(s) as follows: Place an “X” in the appropriate box to indicate your vote – see note 6. Every person entitled to vote who is present at the Scheme Meeting or its proxy shall be entitled to – (a) on a show of hands, one vote, irrespective of the number of SGL Shares such person holds or represents, provided that a proxy shall irrespective of the number of shareholders he/she represents, have only one vote; (b) on a vote by poll, one vote for each SGL Share such person holds or represents. A proxy may not delegate his/her authority to act on his/her behalf to another person (see note 10). This proxy form will lapse and cease to be of force and effect immediately after the Scheme Meeting of the Company and any adjournment(s) thereof, unless it is revoked earlier (as to which see notes 15 and 16). Signed at on 20 Name in block letters Signature Assisted by me (where applicable) For Against Abstain Special Resolution Number 1 – Approval of the Scheme Special Resolution Number 2 – Revocation of Special Resolution Number 1 if the Scheme does not become unconditional and is not continued Ordinary Resolution Number 1 – Directors authority

This proxy form is not for use by holders of American Depository Shares issued by The Bank of New York Mellon. Please read the notes and instructions below. Summary of SGL Shareholders’ rights in respect of proxy appointments as set out in sections 56 and 58 of the Companies Act and notes to the form of proxy: 10. The Company’s memorandum of incorporation does not permit delegation by a proxy. 11. Documentary evidence establishing the authority of a person attending the Scheme Meeting on your behalf in a representative capacity or signing this form of proxy in a representative capacity must be attached to this form. 12. The Company will accept an original and valid identity document, driver’s license or passport as satisfactory identification. 13. Any insertions, deletions or alterations to this form must be initialled by the signatory(ies). 14. The appointment of a proxy is revocable unless you expressly state otherwise in the form of proxy. 15. You may revoke the proxy appointment by: (i) cancelling it in writing, or making a later, inconsistent appointment of a proxy; and (ii) delivering a copy of the revocation instrument to the proxy and to the Company at its premises or at Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg for the attention of Computershare, or to Link Asset Services at The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU to be received before the replacement proxy exercises any of your rights at the Scheme Meeting. 16. The revocation of a proxy appointment constitutes a complete and final cancellation of the proxy’s authority to act on your behalf at the later of (i) the date stated in the revocation instrument, if any; and (ii) the date on which the revocation instrument is delivered as required in paragraph 15 above. 17. If this form of proxy has been delivered to the Company in accordance with paragraph 3 above then, as long as that appointment remains in effect, any notice that is required by the Companies Act or the Company’s memorandum of incorporation to be delivered by the Company to the holder of the voting rights must be delivered by the Company to: 1. Section 56 grants voting rights to holders of beneficial interest in certain circumstances, namely if the beneficial interest includes the right to vote on the matter, and the person’s name is on the Company’s register of disclosures as the holder of a beneficial interest. A person who has a beneficial interest in any securities that are entitled to be voted on by him/her, may demand a proxy appointment from the registered holder of those securities, to the extent of that person’s beneficial interest, by delivering such a demand to the registered holder, in writing, or as required by the applicable requirements of a central securities depository. A proxy appointment must be in writing, dated and signed by the person appointing the proxy. Forms of proxy must be delivered to the Company before a proxy may exercise any voting rights at a general meeting. In respect of the Scheme Meeting this must be done either by returning the Form of Proxy to Computershare at Rosebank Towers, 15 Biermann Avenue, Rosebank, Johannesburg, or to Link Asset Services, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4TU, to be received on or before 09:00 South African time (02:00 New York time) on Tuesday, 21 January 2020, or if not so received, by presenting it to a representative of Computershare at the premises of the venue for the Scheme Meeting immediately before the commencement of the Scheme Meeting; alternatively by presenting it to the Company Secretary at the premises of the Company at any time up to the last Business Day before the date of the Scheme Meeting. SGL Shareholders who have not delivered their proxy forms by the aforementioned date will nevertheless be entitled to lodge their proxy forms with the chairman of the Scheme Meeting immediately prior to commencement of the voting at the Scheme Meeting. Forms can be posted or hand delivered. If the Scheme Meeting is adjourned or postponed, forms of proxy submitted for the initial Scheme Meeting will remain valid in respect of any adjournment or postponement of the Scheme Meeting. Each person entitled to exercise any voting rights at the Scheme Meeting may appoint a proxy or proxies to attend, speak, vote or abstain from voting in place of that holder. A person entitled to vote may insert the name of a proxy or the name of an alternative proxy of the holder’s choice in the space provided, with or without deleting the name of the chairman of the Scheme Meeting as default proxy. Any such deletion must be initialled. The person whose name stands first on the form of proxy and who is present at the Scheme Meeting shall be entitled to act as proxy to the exclusion of the person whose name follows as an alternative. In the event that no names are indicated, the proxy shall be exercised by the chairman of the Scheme Meeting. An “X” in the appropriate box indicates that all your voting rights are exercisable by that holder. If no instructions are provided in the form of proxy, in accordance with the above, then the proxy shall be entitled to vote or abstain from voting at the Scheme Meeting, as the proxy deems fit in respect of all your voting rights exercisable thereat, but if the proxy is the chairman of the Scheme Meeting, failure to provide instructions to the proxy in accordance with the above will be deemed to authorise the proxy to vote only in favour of the resolution. You or your proxy are not obliged to exercise all your voting rights exercisable, but the total of the voting rights exercised by you or on your behalf may not exceed the total of the voting rights exercisable by you. Your authorisation to the proxy, including the chairman of the Scheme Meeting, to vote on your behalf, shall be deemed to include the authority to vote on procedural matters at the Scheme Meeting. The completion and lodging of this form of proxy will not preclude you from attending the Scheme Meeting and speaking and voting in person thereat to the exclusion of any proxy appointed in terms hereof, in which case the appointment of any proxy will be suspended to the extent that you choose to act in person in the exercise of your speaking and voting rights at the Scheme Meeting. 2. 3. (a) (b) the holder; or the proxy, if the holder has: (i) (ii) directed the Company to do so, in writing; and has paid any reasonable fee charged by the Company for doing so. 4. 18. In terms of section 56 of the Companies Act, the registered holder of any SGL Shares in which any person has a beneficial interest, must deliver to each such person a notice of any meeting of the Company at which those SGL Shares may be voted on, within 2 (two) Business Days after receiving such a notice from the Company. 5. TRANSFER OFFICES South Africa Computershare Investor Services Proprietary Limited Rosebank Towers 15 Biermann Avenue Rosebank, Johannesburg, 2196 P O Box 61051 Marshalltown, 2107 Tel: +27 11 370 5000 Fax: +27 11 688 5248 United Kingdom Link Asset Services The Registry 34 Beckenham Road Beckenham Kent, BR3 4TU, United Kingdom. Tel: 0871 664 0300 (calls cost 12p a minute plus network extras, lines are open 8:00am – 5:00pm Mon – Fri) or +44 20 8639 3399 (overseas) Fax: +44 20 8658 3430 6. 7. 8. 9.